SECURITIES AND EXCHANGE COMMISSION
_                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): November 21, 1996


                                   COMC, INC.
             (Exact Name of Registrant as Specified in its Charter)



           Illinois                    0-16472              36-3021754
(State or Other Jurisdiction of        (Commission        (I.R.S. Employer
Incorporation or Organization)         File Number)       Identification Number)




400 N. Glenoaks Boulevard, Burbank, California                  91502
(Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (818) 556-3333



          (Former Name or Former Address if Changed Since Last Report)

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.*

        (a)           Financial Statements

               Complete audited financial statements for businesses acquired

        (b)           Pro Forma Financial Information

               Complete pro forma information giving effect to the Exchange

        (c)           Exhibits

               (1) Letter Agreement between Registrant and Complete Communications Incorporated dated June 3, 1996
 -----------------
        * Pursuant to Rule 12b-23 promulgated under the Securities Exchange Act of 1934, as amended, the financial statements and other information required to be included in this item are incorporated herein by reference to Registrant's Information Statement dated October 15, 1996 (34 Act File No. 0-16472).


Item 8.        Change in Fiscal Year.

        Under the Exchange, Registrant acquired from Mr. Ackerman all issued and outstanding shares of CCI. The transaction was accounted for as a reverse acquisition with CCI being the surviving entity for accounting purposes. As a result, Registrant changed its fiscal year from September 30 to December 31, the fiscal year end of CCI.

        Registrant's next periodic report will be the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 which Registrant intends to file on or before the date required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. No transition report is required to be filed.

                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: February 20, 1997



                                   COMC, INC.


                                   By: /s/
                                       John Ackerman, President



                                        3